UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 6, 2019
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET P.O. BOX 770000 SAN FRANCISCO, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant’s telephone number, including area code)	77 BEALE STREET P.O. BOX 770000 SAN FRANCISCO, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, in September 2015, a wildfire (the “2015 Butte fire”) ignited and spread in Amador and Calaveras Counties in Northern California. On December 2, 2016, a fire (the “2016 Ghost Ship fire”) broke out in a former warehouse in Alameda County in Northern California. Beginning on October 8, 2017, multiple wildfires spread through Northern California, including Napa, Sonoma, Butte, Humboldt, Mendocino, Lake, Nevada, and Yuba Counties, as well as in the area surrounding Yuba City (the “2017 Northern California wildfires”). On November 8, 2018, a wildfire began near the city of Paradise, Butte County, California (the “2018 Camp fire”). The 2015 Butte fire, the 2016 Ghost Ship fire, the 2017 Northern California wildfires and the 2018 Camp fire are collectively referred to herein as the “Fires.”

Also as previously disclosed, on January 29, 2019, PG&E Corporation and its subsidiary, Pacific Gas and Electric Company (the “Utility,” and together with PG&E Corporation, the “Debtors”), filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code in the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”).  The Debtors’ Chapter 11 cases are being jointly administered under the caption In re: PG&E Corporation and Pacific Gas and Electric Company, Case No. 19-30088 (DM) (the “Chapter 11 Cases”).  On November 4, 2019, the Debtors filed a Joint Chapter 11 Plan of Reorganization dated November 4, 2019 (the “Proposed Plan”).

On December 6, 2019, the Debtors entered into a Restructuring Support Agreement (the “RSA”) with the Official Committee of Tort Claimants (the “TCC”), the attorneys and other advisors and agents for holders of Fire Victim Claims (as defined below) that are signatories to the RSA (each a “Consenting Fire Claimant Professional”), and certain funds and accounts managed or advised by Abrams Capital Management, LP and certain funds and accounts managed or advised by Knighthead Capital Management, LLC (each a “Shareholder Proponent”). The RSA provides for, among other things, the Proposed Plan to be amended (the “Amended Plan”) to provide for an aggregate of $13.5 billion in value to be provided by the Debtors pursuant to the Amended Plan (together with certain additional rights, the “Aggregate Fire Victim Consideration”) in order to settle and discharge all claims against the Debtors relating to the Fires (other than insurance subrogation claims relating to the 2017 Northern California wildfires and the 2018 Camp fire, and the claims of certain local public entities that have entered into Plan Support Agreements with the Debtors) (the “Fire Victim Claims”), upon the terms and conditions set forth in the RSA and the Amended Plan. The Aggregate Fire Victim Consideration is to be funded into a trust (the “Fire Victim Trust”) to be established pursuant to the Amended Plan for the benefit of holders of the Fire Victim Claims and will consist of (a) $5.4 billion in cash contributed on the effective date of the Amended Plan, (b) $1.35 billion in cash payable through (i) $650 million paid in cash on January 15, 2021 and (ii) $700 million paid in cash on January 15, 2022, subject to the terms of a tax benefit payment agreement to be entered into between the Fire Victim Trust and the reorganized Utility, and (c) $6.75 billion in common stock of the reorganized PG&E Corporation valued at 14.9 times Normalized Estimated Net Income (as defined in the RSA), except that the Fire Victim Trust’s share ownership of the reorganized PG&E Corporation will not be less than 20.9%, assuming the Utility’s current allowed return on equity. Under certain circumstances, including certain change of control transactions and in connection with the monetization of certain tax benefits related to the payment of wildfire-related claims, the reorganized Utility’s payments described in (b) will be accelerated and payable upon an earlier date.  The Aggregate Fire Victim Consideration also includes (1) the assignment by the Debtors to the Fire Victim Trust of certain rights and causes of action related to the Fires that the Debtors may have against certain third parties and (2) the assignment of rights under the 2015 and 2016 insurance policies to resolve any claims related to the Fires in those policy years.

Under the terms of the Amended Plan, all Fire Victim Claims, including claims by uninsured and underinsured individual claimholders as well as government entities not party to a previously disclosed Plan Support Agreement (including the Federal Emergency Management Agency (“FEMA”) and the State of California Office of Emergency Services/California Department of Forestry and Fire Protection (“Cal OES/CAL FIRE”)), would be settled and discharged in consideration of the payment of the Aggregate Fire Victim Consideration to the Fire Victim Trust. However, the RSA is an agreement among the Debtors, the TCC, the Shareholder Proponents, and the Consenting Fire Claimant Professionals, which are attorneys representing individual claimholders. No individual claimholder or government entity (including FEMA and Cal OES/CAL FIRE) is a party to the RSA. Accordingly, there can be no assurance that such claimholders or government entities will support the Amended Plan or the treatment of their Fire Victim Claims in the Chapter 11 Cases as provided in the Amended Plan.

Under the RSA, the Debtors must, among other things, (a) file within three days of entering into the RSA a motion with the Bankruptcy Court seeking approval of the RSA (the “RSA Approval Motion”) on shortened notice, (b) together with the TCC and the Consenting Fire Claimant Professionals, seek a stay of the estimation proceedings currently pending before the U.S. District Court for the Northern District of California (the “District Court”) and the Tubbs preference trials currently pending before the San Francisco County Superior Court (the “Tubbs Preference Cases”), (c) deliver the Amended Plan to the Governor of the State of California (the “Governor”) by December 6, 2019 and provide the Governor and his counsel and advisors all information necessary to evaluate the Amended Plan for compliance with Assembly Bill (“AB”) 1054, (d) file the Amended Plan with the Bankruptcy Court by December 12, 2019, and (e) promptly enter into discussions for the settlement of the Tubbs Preference Cases.

In addition, each party to the RSA must, among other things, (a) use commercially reasonable efforts to support and cooperate with the Debtors to obtain confirmation of the Amended Plan and any necessary regulatory or other approvals, and (b) oppose efforts and procedures to confirm the competing Chapter 11 plan of reorganization filed by the TCC and the Ad Hoc Committee of Senior Unsecured Noteholders on October 17, 2019 (the “Ad Hoc Noteholder Plan”). Each party to the RSA also must not, among other things, (1) object to, delay, impede, or take any other action to interfere with acceptance, confirmation or implementation of the Amended Plan or (2) propose, file or support any other plan of reorganization, restructuring, or sale of assets with respect to the Debtors. Each Consenting Fire Claimant Professional must use all reasonable efforts to advise and recommend to its existing and future clients (who hold Fire Victim Claims) to support and vote to accept the Amended Plan and to opt-in to consensual releases under the Amended Plan.

The RSA provides that, upon the filing of the RSA Approval Motion, the parties to the RSA will agree to (a) seek a 15 day continuance of the Tubbs Preference Cases, to be made no later than December 10, 2019, and (b) stay the estimation proceedings until (i) the Bankruptcy Court has entered an order (the “Estimation Approval Order”) approving a settlement of estimation proceedings for the Aggregate Fire Victim Consideration or (ii) the RSA is terminated. The RSA also provides that, upon entry of the RSA Approval Order, (1) the TCC will file a notice of withdrawal as a proponent of the Ad Hoc Noteholder Plan and (2) the Debtors must have entered into settlement agreements resolving the Tubbs Preference Cases (the “Tubbs Preference Settlements”) and have filed a motion with the Bankruptcy Court seeking approval of such settlement agreements on shortened notice.

The RSA will automatically terminate under certain circumstances, including, among others, if (a) a sufficient number of Fire Victim Claims votes to accept the Amended Plan such that the class of Fire Victim Claims in the Amended Plan votes to accept the Amended Plan under 11 U.S.C. § 1126(c) as determined by the Bankruptcy Court does not occur by the later of (i) the voting deadline for the Amended Plan and (ii) June 30, 2020, (b) the RSA Approval Order is not entered by the Bankruptcy Court by December 20, 2019, (c) the disclosure statement for the Amended Plan is not approved by the Bankruptcy Court by March 30, 2020 and a motion seeking the Estimation Approval Order is not filed by March 30, 2020, (d) the Amended Plan is not confirmed by the Bankruptcy Court by June 30, 2020, (e) the effective date of the Amended Plan does not occur prior to August 29, 2020 (which deadlines in (b) through (e) of this paragraph may be extended by consent of the Debtors, the TCC, the Shareholder Proponents and the Requisite Consenting Fire Claimant Professionals (as defined below)), or (f) on or before December 13, 2019, the Governor advises the Debtors that in his sole judgment the Amended Plan and the restructuring transactions provided therein do not comply with AB 1054, provided that such termination cannot occur if the Debtors have modified the Amended Plan in a manner acceptable to the Governor in his sole discretion by the earlier of (i) the commencement of the Bankruptcy Court hearing to approve the RSA and (ii) December 17, 2019.

The RSA may be terminated by the TCC or the Requisite Consenting Fire Claimant Professionals (consisting of (a) the TCC, acting by vote of simple majority of its members, and (b) a group of thirteen law firms (subject to addition) that are Consenting Fire Claimant Professionals and whose initial members are specified in the RSA, acting by vote of a simple majority of its members) if (a) the Debtors or the Shareholder Proponents breach any of their obligations, representations, warranties or covenants set forth in the RSA, (b) the Debtors and the Shareholder Proponents fail to prosecute the Amended Plan and seek entry of a confirmation order that contains or is otherwise consistent with the terms of the RSA, or propose, pursue or support a Chapter 11 plan of reorganization or confirmation order inconsistent with the terms of the RSA or the Amended Plan, (c) the Amended Plan is or is modified to be inconsistent with the terms of the RSA, or (d) the TCC or the Requisite Consenting Fire Claimant Professionals determine on or before the RSA Approval Motion hearing date that Section 4.19(f)(ii) of the Amended Plan (and any related provisions) has not been modified to their satisfaction. The RSA may be terminated by the Debtors or the Shareholder Proponents if (1) either the TCC or Consenting Fire Claimant Professionals that represent in the aggregate more than 8,000 holders of Fire Victim Claims breach any of their obligations, representations, warranties or covenants set forth in the RSA or (2) if the TCC takes any action inconsistent with its obligations under the RSA or fails to take any action required under the RSA.

The Debtors’ obligation relating to the Tubbs Preference Settlements will survive any termination of the RSA and will be enforceable against the Debtors. In addition, the RSA provides that, upon termination of the RSA, (a) the estimation proceedings before the District Court will immediately recommence and (b) all litigation regarding the Tubbs fire, including a determination of whether or not the Utility caused the Tubbs fire, will be determined by the District Court without any reference to any state court proceeding.

The foregoing description of the RSA does not purport to be complete and is qualified in its entirety by reference to the RSA, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

As described in the Debtors’ Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, the Debtors are subject to a substantial number of claims from other claimants.  In addition, there can be no assurance that the Debtors will successfully consummate or implement the Amended Plan which will ultimately require a determination by the Bankruptcy Court that the Amended Plan satisfies the requirements for confirmation set forth in the Bankruptcy Code. Further, there can be no assurance that the conditions for confirmation of the Amended Plan and to the occurrence of the Effective Date (as defined in the Amended Plan) of the Amended Plan will be satisfied.

Restructuring Support Agreement with Holders of Insurance Subrogation Claims

As previously disclosed, the Debtors entered into a Restructuring Support Agreement dated as of September 22, 2019 among the Debtors and holders of insurance subrogation claims identified in the Debtors’ Form 8-K filed September 26, 2019 as “Consenting Creditors,” which agreement was amended and restated on November 1, 2019 and subsequently amended on November 13, 2019 and November 18, 2019 (as amended, the “Subro RSA”).

On December 6, 2019, the Debtors entered into an amendment to the Subro RSA with the Consenting Creditors.  The amendment extends the deadline for obtaining Bankruptcy Court approval of the Subro RSA from December 6, 2019 to December 11, 2019.

Item 7.01 Regulation FD Disclosure.

On December 6, 2019, PG&E Corporation issued a news release announcing the entry into the RSA. A corrected copy of this news release which was issued on December 9, 2019 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01 and in Exhibit 99.1 is being furnished hereby and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Debtors’ filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the California Public Utilities Commission and the Federal Energy Regulatory Commission at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors at http://investor.pgecorp.com, under the “Chapter 11,” “Wildfire Updates” and “News & Events: Events & Presentations” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information. The information contained on such website is not part of this or any other report that PG&E Corporation or the Utility files with, or furnishes to, the Securities and Exchange Commission.

Item 8.01 Other Events.

Accounting Charge

Following accounting rules, the Debtors record a liability when a loss is probable and reasonably estimable. In accordance with U.S. generally accepted accounting principles, the Debtors evaluate which potential liabilities are probable and the related range of reasonably estimated losses, and record a charge that is the amount within the range that is a better estimate than any other amount or the lower end of the range, if there is no better estimate. The assessment of whether a loss is probable or reasonably possible, and whether the loss or a range of losses is estimable, often involves a series of complex judgments about future events. Loss contingencies are reviewed quarterly and estimates are adjusted to reflect the impact of all known information, such as negotiations, discovery, settlements and payments, rulings, advice of legal counsel, and other information and events pertaining to a particular matter.

At September 30, 2019, the Debtors’ consolidated balance sheet reflected liabilities of $8.6 billion related to Fire Victim Claims (including Fire Victim Claims of (a) $8.4 billion related to the 2017 Northern California wildfires and the 2018 Camp fire and (b) $212 million related to the 2015 Butte fire). In light of the terms of the settlement contemplated by the RSA, and if the RSA is approved by the Bankruptcy Court in accordance with its terms, the Debtors intend to record an additional pre-tax charge for Fire Victim Claims in the amount of $4.9 billion for the quarter ending December 31, 2019.  The aggregate liability of $13.5 billion for Fire Victim Claims is subject to change based on additional information or developments in the Chapter 11 Cases, which change could occur prior to the filing of the Debtors’ Annual Report on Form 10-K for the period ending December 31, 2019.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1
Restructuring Support Agreement dated as of December 6, 2019, by and among PG&E Corporation and Pacific Gas and Electric Company, the Official Committee of Tort Claimants, the attorneys and other advisors and agents for holders of Fire Victim Claims that are signatories to the RSA, and certain funds and accounts managed or advised by Abrams Capital Management, LP and certain funds and accounts managed or advised by Knighthead Capital Management, LLC

99.1	News release dated December 9, 2019

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, including but not limited to their bankruptcy emergence plan. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties, including the possibility that the conditions to emergence in the Amended Plan will not be satisfied. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2018, their joint Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, and their subsequent reports filed with the Securities and Exchange Commission. Additional factors include, but are not limited to, those associated with PG&E Corporation’s and the Utility’s Chapter 11 Cases. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Dated: December 9, 2019	By:	/s/ JASON P. WELLS
		Name:	Jason P. Wells
		Title:	Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Dated: December 9, 2019	By:	/s/ DAVID S. THOMASON
		Name:	David S. Thomason
		Title:	Vice President, Chief Financial Officer and Controller